EXHIBIT 10.30

                                 FIRST AMENDMENT
                                       TO
                         NEWPORT NEWS SHIPBUILDING INC.
                           DEFERRED COMPENSATION PLAN


      The Newport News Shipbuilding Inc. Deferred Compensation Plan is hereby amended, effective December 15, 1998, in the following respects:

      1. Section 2.06(i) is amended to read as follows:

            (i) Any person and any of their affiliates or associates becomes the beneficial owner, directly or indirectly, of securities representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities having general voting rights, and a majority of the Incumbent Board does not approve the acquisition before the acquisition occurs; notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to this clause (i) solely because fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities having general voting rights is acquired by one or more employee benefit plans maintained by the Company or one or more companies, the majority of whose voting common or capital stock is owned directly or indirectly by the Company.

      2. Section 2.16 is deleted.

      3. Section 5.06 is amended to read as follows:

            5.06 Nature of the Company's Obligation. The Company's obligation under this Plan shall be limited to an unfunded and unsecured promise to pay. The Company may establish a Rabbi Trust to hold assets in connection with this Plan. However, except as provided in the event of a Change in Control, the Company shall not be obligated to make contributions to the Rabbi Trust or otherwise fund its financial obligations under the Plan.

            In the event that a Rabbi Trust has been established, upon a Change in Control, the Company shall, immediately following the Change in Control, as defined herein, make an irrevocable contribution to the Rabbi Trust in an amount that is sufficient to pay each Plan Participant or Beneficiary the Benefits to which Plan Participants or their Beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change in Control occurred.

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      4. The third sentence of Section 8.01 is amended to read as follows:

            Notwithstanding the foregoing, the Company may establish a Rabbi Trust so that in the event of a Change in Control, the Company shall fund all benefits payable under this Plan through a trust described in Code section 671 with respect to which the Company is the grantor (a "Rabbi Trust").

      IN WITNESS WHEREOF, these amendments are hereby executed this _____ day of Decmber, 1998


                                    NEWPORT NEWS SHIPBUILDING INC.



                                    By: _______________________________
                                          Senior Vice President


ATTEST:______________________